Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 22, 2004 with respect to the consolidated financial statements of operations, stockholders’ equity, and cash flows of GlobalSCAPE, Inc., for the year ended December 31, 2003 in Amendment No. 1 to the Registration Statement (Form S-1) (No. 333-139401) and related Prospectus of GlobalSCAPE, Inc. for the registration of 4,732,000 shares of its common stock.

/s/ Ernst & Young LLP

San Antonio, Texas
January 29, 2007